Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gracell Biotechnologies Inc. of our report dated April 22, 2022 relating to the financial statements, which appears in Gracell Biotechnologies Inc.'s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
February 1, 2023